UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)      September 9, 2005
Lexington Corporate Properties Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12386	13-3717318

(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015
New York, New York	10119-4015

(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Adoption of Lexington Strategic Asset Corp. 2005 Equity Incentive Compensation Plan
As further described in Item 8.01 below, Lexington Corporate Properties Trust (the “Trust”) has formed two new subsidiaries, Lexington Strategic Asset Corp. (“LSAC”) and LXP Advisory LLC (“Advisor”). On September 9, 2005, the sole member of the Board of Directors of LSAC adopted the Lexington Strategic Asset Corp. 2005 Equity Incentive Compensation Plan (the “LSAC Equity Plan”). The Trust, as LSAC’s sole stockholder, approved the adoption of the LSAC Equity Plan on September 9, 2005. The LSAC Equity Plan authorizes awards of incentive compensation based on LSAC’s common stock to eligible employees, consultants, and directors of LSAC and its affiliates, including the Trust, LSAC Advisor and any joint venture affiliates of LSAC or the Trust. The description of certain material terms of the LSAC Equity Plan set forth below is qualified in its entirety by reference to specific provisions in the full text of the LSAC Equity Plan, a copy of which is attached hereto as Exhibit 10.1. In addition, a copy of a form of Restricted Share Award Agreement is attached hereto as Exhibit 10.2.
Shares Available
Subject to adjustment upon certain corporate transactions or events, up to a maximum of 720,000 shares are available for awards under the LSAC Equity Plan. Any common stock withheld or surrendered by participants in connection with the payment of an option exercise price or in connection with tax withholding will not count towards the share limitation and will be available for issuance under the LSAC Equity Plan. If an option or other award granted under the LSAC Equity Plan expires or terminates, the common stock subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Participants are eligible for grants in the form of options, restricted shares, restricted share units, unrestricted shares, phantom shares, dividend equivalent rights, share appreciation rights, deferred share units and performance awards.
Administration
LSAC’s board of directors has the authority to administer and interpret the equity incentive plan, to authorize the granting of awards, to determine the eligibility of participants in the equity incentive plan or other eligible persons to receive an award, to determine the number of shares of common stock to be covered by each award, to determine the terms, provisions and conditions of each award, to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate. LSAC’s board of directors may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. LSAC’s board of directors may appoint one or more committees of LSAC’s board of directors to administer the plan, but the board may act in lieu of a committee even if a committee has been so appointed. Subject to applicable law, LSAC’s board of directors or a committee if so appointed may delegate administrative functions to officers or other designated individuals. For the remainder of this summary, the term “administrator” refers to LSAC’s board of directors and any other committees or individuals to whom LSAC’s board of directors has delegated administrative authority for the LSAC Equity Plan.
Stock Options
The terms of specific options, including whether options shall constitute “incentive stock options” for purposes of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), shall be determined by the administrator. The exercise price of an option may not be lower than 100% (110% in the case of an incentive stock option granted to a 10% stockholder, if permitted under the LSAC Equity Plan) of the fair market value of LSAC’s common stock on the date of grant. Each option will be exercisable after the period or periods specified in the award agreement, which will not exceed 10 years from the date of grant (five years in the case of an incentive stock option granted to a 10% stockholder, if permitted under the LSAC Equity Plan). Options will be exercisable at such times and subject to such terms as determined by the administrator. During the term of the Plan, no participant may receive options and share appreciation rights that relate to more than 360,000 shares subject to adjustment for certain changes in LSAC’s capital structure as described below.
Restricted Shares, Restricted Share Units, Unrestricted Share Awards and Deferred Share Units
The administrator may grant restricted shares that are forfeitable until certain vesting requirements are met, may grant restricted share units, which represent the right to receive shares after certain vesting requirements are met, and may grant unrestricted shares as to which the participant’s interest is immediately vested. For restricted awards, the administrator may determine the terms and conditions under which a participant’s interests in such awards become vested. The LSAC Equity Plan authorizes the issuance of deferred share units in order to permit certain directors, consultants, select members of management and other eligible persons to defer their receipt of compensation payable in cash or shares (including shares that would otherwise be issued upon the vesting of restricted shares and restricted share units). Deferred share units represent a future right to receive shares. Deferred share units may also be issued to participants without requiring the participant to forego compensation.
Dividends will be paid on shares subject to restricted share awards to the same extent as if the shares were not subject to any restrictions. In addition, shares subject to restricted share awards will be entitled to voting rights to the same extent as if the shares were not subject to any restrictions. Whenever shares are released pursuant to restricted share unit awards or deferred share unit awards, the participant will be entitled to receive additional shares that reflect any stock dividends that LSAC’s stockholders received between the date of the award and issuance or release of the shares. Likewise, a participant will be entitled to receive a cash payment reflecting cash dividends paid to LSAC’s stockholders during the same period.
Phantom Shares
Phantom shares will vest as provided in the applicable award agreement. A phantom share represents a right to receive the fair market value of a share of LSAC’s common stock, or, if provided by the administrator, the right to receive the fair market value of a share of common stock in excess of a base value established by the administrator at the time of grant. Phantom shares are settled in cash. The administrator may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom shares installments over a period not to exceed 10 years. In addition, the administrator may establish a program under which distributions with respect to phantom shares may be deferred for additional periods as set forth in the preceding sentence.
Dividend Equivalent Rights
A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of common stock) of cash distributions made on shares of common stock otherwise subject to an award. The administrator may provide that amounts payable in the ordinary course with respect to dividend equivalents shall be converted into cash or additional shares of common stock. The administrator will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.
Share Appreciation Rights
A share appreciation right, or SAR, generally permits a participant to receive, upon exercise, shares equal in value to the excess of (i) the fair market value, on the date of exercise, of the shares with respect to which the SAR is being exercised, over (ii) the exercise price of the SAR for such shares. The terms of specific SARs shall be determined by the administrator. The administrator may grant SARs in tandem with options, or independently of them. The administrator may also grant SARs that are exercisable only in connection with a change in control or any other event, and such limited SARs may operate in tandem with options or independently of them. SARs that are independent of options may limit the value payable on its exercise to a percentage, not exceeding 100%, of the excess value. All SARs are to be settled in shares of LSAC’s common stock and the number of SARs that are exercised shall be counted in full against the number of shares available for award under the LSAC Equity Plan, regardless of the number of exercise gain shares issued upon settlement of the SARs. Cash shall be paid in lieu of fractional shares.
Performance Awards
The LSAC Equity Plan authorizes the administrator to grant performance-based awards in the form of performance units that the administrator may, or may not, designate as “performance compensation awards” that are intended to be exempt from Code section 162(m) limitations. In either case, performance awards vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, the LSAC , or any affiliate. Performance awards are payable in shares, cash, or some combination of the two; subject to an individual limit of $5,000,000 and 250,000 shares per performance period. The administrator decides the length of performance periods, but the periods may not be less than one fiscal year of the LSAC .
With respect to performance compensation awards, the LSAC Equity Plan requires that the administrator specify in writing the performance period to which the award relates, and an objective formula by which to measure whether and the extent to which the award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance measures and performance formula applicable to the award may not be amended or modified in a manner that would cause the compensation payable under the award to fail to constitute performance-based compensation under Code section 162(m).
Certain Corporate Transactions.
The administrator may equitably adjust the number of shares covered by each outstanding award, and the number of shares that have been authorized for issuance under the LSAC Equity Plan but as to which no awards have yet been granted or that have been returned to the LSAC Equity Plan upon cancellation, forfeiture, or expiration of an award, as well as the price per share covered by each such outstanding award, to reflect any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by LSAC. In the event of any such transaction or event, the administrator may provide in substitution for any or all outstanding options under the LSAC Equity Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all options so replaced. In any case, such substitution of securities will not require the consent of any person who is granted options pursuant to the LSAC Equity Plan.
In addition, in the event or in anticipation of a change in control (as defined in the LSAC Equity Plan), the administrator may at any time in its sole and absolute discretion and authority, without obtaining the approval or consent of LSAC ’s shareholders or any participant with respect to his or her outstanding awards (except to the extent an award provides otherwise), take one or more of the following actions:
(i) arrange for or otherwise provide that each outstanding award will be assumed or substituted with a substantially equivalent award by a successor corporation or a parent or subsidiary of such successor corporation;
(ii) accelerate the vesting of awards so that awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of LSAC with respect to shares issued upon exercise of an Award shall lapse as to the shares subject to such repurchase right;
(iii) arrange or otherwise provide for the payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of outstanding awards; or
(iv) terminate outstanding awards upon the consummation of the transaction, provided that the vesting of all outstanding awards shall accelerate in full as of a date immediately prior to consummation of the change in control.
Notwithstanding the above, in the event a Participant holding an award assumed or substituted by the successor corporation in a change in control is involuntarily terminated (as defined in the LSAC Equity Plan) by the successor corporation in connection with, or following the consummation of, the change in control, then any assumed or substituted award held by the terminated participant at the time of termination shall accelerate and become fully vested.
In the event of any distribution to the LSAC ’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the LSAC ) without receipt of consideration by the LSAC, the administrator may, in its discretion, appropriately adjust the price per share covered by each outstanding award to reflect the effect of such distribution. Finally, if the LSAC dissolves or liquidates, all awards will immediately terminate, subject to the ability of the administrator to exercise any discretion that the administrator may exercise in the case of a change in control.
Restricted Share Awards Under the LSAC Equity Plan
On September 9, 2005, the sole member of the Board of Directors of LSAC granted the following restricted share awards under the LSAC Equity Plan to the following executive officers of LSAC, who are also executive officers of the Trust, at a purchase price of $0.50 per share. The Compensation Committee of the Board of Trustees of the Trust also approved the restricted share awards.

Executive Officers	Number of Restricted Shares
E. Robert Roskind	70,000
T. Wilson Eglin	70,000
Richard J. Rouse	63,000
Patrick Carroll	52,500
John B. Vander Zwaag	52,500

Item 8.01.	Other Events
As noted in Item 1.01, the Trust has formed LSAC and Advisor as subsidiaries. These subsidiaries were formed as part of the Trust’s objective to (a) form and enter into strategic transactions and relationships which generate higher equity returns than direct investments due to acquisition, asset management and debt placement fees and, in some cases, increased leverage ratios and third party advisory contracts with real estate investors in order to generate advisory fee revenue, and (b) expand the Trust’s range of potential investments and assets under management by seeking investments in (1) general use properties with private or middle market type tenants,(2) special purpose properties, non-U.S. located properties with U.S. dollar denominated rent, and (3) other specialized facilities or assets integral to the operations of its tenants.
Consistent with these initiatives, Advisor will serve as the advisor to LSAC, which is expected to be separately capitalized with third party equity and/or debt and to enter into the transactions and/or relationships described above.
The Trust expects that if its expansion efforts are successful, certain members of its executive management team may be required to devote a substantial portion of their time to Advisor in order to more effectively supervise the expansion of this aspect of the Trust’s business plan.
There can be no guarantee that the Trust will be successful in expanding this business initiative, which will depend in part on securing appropriate financing and finding and investing in appropriate projects.

Item 9.01.	Financial Statements and Exhibits
(a)	Not applicable
(b)	Not applicable
(c)	Exhibits
10.1	Lexington Strategic Asset Corp. 2005 Equity Incentive Compensation Plan

10.2	Form of Restricted Share Award Agreement under the Lexington Strategic Asset Corp. 2005 Equity Incentive Compensation Plan

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Corporate Properties Trust

Date: September 13, 2005	By:	/s/ T. Wilson Eglin

T. Wilson Eglin
Chief Executive Officer

Exhibit Index

Exhibit Number	Description
10.1	Lexington Strategic Asset Corp. 2005 Equity Incentive Compensation Plan

10.2	Form of Restricted Share Award Agreement under the Lexington Strategic Asset Corp. 2005 Equity Incentive Compensation Plan